Exhibit 99.1

ALX Oncology Reports Second Quarter 2025 Financial Results and Provides Corporate Update

– Data from ASPEN-06 trial highlights CD47 expression as a key predictive biomarker of greater response to evorpacept in HER2+ Gastric Cancer; updated data to be presented at a medical conference in Q4 2025

– Phase 2 ASPEN-Breast evorpacept trial design updated to enable CD47 and HER2 biomarker-driven strategy in a single-arm study; anticipated interim data readout in Q3 2026

– ALX2004 Phase 1 clinical trial remains on track to enroll first patient in August

– Focus on driving ASPEN-Breast and ALX2004 data milestones within the cash runway, now extended into Q1 2027

– Appoints Daniel Curran, M.D. to the Board of Directors

– Company to host webcast Tuesday, August 12 at 1:30 p.m. PT/4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., August 12, 2025 (GLOBE NEWSWIRE) – ALX Oncology Holdings Inc., (“ALX Oncology” or “the Company”) (Nasdaq: ALXO), a clinical-stage biotechnology company advancing a pipeline of novel therapies designed to treat cancer and extend patients’ lives, today reported financial results for the three and six months ended June 30, 2025, and provided a corporate update.

“In the second quarter, we made significant advances in both our evorpacept and ALX2004 clinical programs,” said Jason Lettmann, Chief Executive Officer of ALX Oncology. “On the evorpacept program, we are excited to share data demonstrating the potential of CD47 expression as a predictive biomarker and highlight a clear opportunity to identify patients most likely to achieve the greatest benefit. In this pre-planned analysis we saw that patients with high CD47 expression derived the most clinically meaningful response to evorpacept. These findings shape our clinical development strategy in breast cancer and support the potential to pursue targeted oncology approaches in additional tumor types, given the broad overexpression of CD47 in solid tumors and hematologic malignancies. Importantly, our optimization of the evorpacept clinical program has extended our cash runway into the first quarter of 2027, solidly positioning us to achieve multiple data milestones across our pipeline. In addition, execution is on track for the Phase 1 trial of our highly-differentiated, ADC candidate, ALX2004, which has best-in-class potential for the treatment of EGFR-expressing solid tumors and we anticipate dosing the first patient this month. Finally, I am delighted to announce that Dr. Dan Curran has been appointed to the Board of Directors. Dr. Curran’s illustrious career and breadth of experience across drug discovery and development, corporate strategy and business development, will offer invaluable perspective to help ALX Oncology reach key inflection points in the months ahead.”

ALX Oncology Q2 2025 Highlights and Recent Developments

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In this pre-planned exploratory analysis of the ASPEN-06 clinical trial in gastric cancer, CD47 overexpression was identified as a key predictive biomarker for response and durable clinical benefit.
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In confirmed HER2-positive, CD47-high gastric cancer patients (n=43), evorpacept combined with HERCEPTIN® (trastuzumab), CYRAMZA® (ramucirumab) and paclitaxel (TRP) achieved an objective response rate (ORR) of 65% compared to 26% with TRP alone. In contrast, in confirmed HER2-positive, CD47-low gastric cancer patients (n=47), evorpacept plus TRP demonstrated a 39% ORR versus 25% with TRP alone.
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Duration of response (DOR), progression free survival (PFS), and overall survival (OS) showed strong magnitude of benefit for evorpacept in CD47-high patients
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Full data set will be presented at an upcoming medical conference in the fourth quarter of 2025.
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Based on the magnitude of benefit in patients with high CD47 expression in HER2+ gastric cancer, the ASPEN-Breast study in HER2+ breast cancer evaluating evorpacept in combination with trastuzumab and chemotherapy has been amended to a single-arm design in all previously treated HER2 positive patients and will be evaluated by CD47 expression.
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The inclusion of both CD47-high and CD47-low patients in the revised single-arm ASPEN-Breast study supports the further evaluation of the predictive value of CD47 as a biomarker for evorpacept.
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Revised study design is expected to optimize enrollment and allow for an interim data readout in Q3 2026. Our goal is that the results of this study will support a biomarker driven registrational study in HER2 positive breast cancer.
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Prioritized evorpacept development program to focus on demonstrated potential of CD47 approach in breast cancer and paused ASPEN-CRC study in colorectal cancer to extend cash runway.
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Sanofi and ALX Oncology announce the dose escalation portion of the cohort testing evorpacept with SARCLISA ® (isatuximab-irfc) and dexamethasone within the randomized Phase 1/2 UMBRELLA study in patients with previously treated multiple myeloma is complete. Sanofi will begin the dose optimization portion of the study.
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Received Investigational New Drug (IND) clearance from the U.S. Food and Drug Administration (FDA) in April to advance clinical evaluation of ALX2004 for the treatment of epidermal growth factor receptor (EGFR)-positive solid tumors and dosing of the first patient in the Phase 1 clinical trial is anticipated in August.
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The Phase 1 dose escalation trial will include patients with relapsed/refractory EGFR-expressing solid tumors, including non-small cell lung cancer, colorectal cancer, head and neck squamous cell carcinoma and esophageal squamous cell carcinoma. Initial safety data from the Phase 1 trial is expected to be available in 1H2026.
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ALX2004 utilizes a proprietary topoisomerase I inhibitor payload and linker-payload platform, engineered to offer enhanced bystander effect with improved linker stability for on-target delivery of payload, and has an affinity-tuned EGFR antibody with a binding epitope distinct from approved EGFR antibodies. Potent activity in tumor models supports its potential for treating patients with EGFR-expressing tumors. Preclinical model findings did not demonstrate EGFR-related skin toxicity at clinically relevant doses or payload-related interstitial lung disease, indicating a potentially differentiated safety profile.

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With these strategic prioritizations, the Company extended its cash runway into Q1 2027. Data milestones expected for ALX2004 and evorpacept clinical programs in 2026 are included in Company’s expected cash runway.
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As part of the Company’s commitment to advancing long term growth and operational excellence, Allison Dillon, Ph.D., previously Chief Business Officer has been appointed Chief Operating Officer, effective today.
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The Company announces Daniel Curran, M.D., has been appointed to Board of Directors. Dr. Curran is a physician executive who brings extensive experience across business development, corporate strategy, drug discovery and development. Dr. Curran is currently a Managing Partner at Mountainfield Ventures and CEO at Timberlyne Therapeutics. He was previously at Takeda where he was Head of Rare Genetics and Hematology and achieved four global regulatory approvals during his tenure. Prior to this role he was Senior Vice President and Head of the Center for External Innovation (CEI) at Takeda, where he was responsible for all R&D business development, venture investments and academic alliances. Within this role, his team concluded more than 150 transactions, enhancing the pipeline with collaborations across numerous therapeutic areas and modalities. Dr. Curran received his M.D. from the University of Pennsylvania, School of Medicine and MBA from The Wharton School.

Upcoming Clinical Milestones

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ASPEN-Breast Cancer: Patient dosing anticipated to begin in Q4 2025 based on updated protocol. Interim data from this trial anticipated in Q3 2026.
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ALX2004: Patient dosing anticipated to begin in August; initial safety data from Phase 1 trial in EGFR-expressing solid tumors anticipated in 1H 2026.

Second Quarter 2025 Webcast Information

ALX Oncology will host a teleconference on Tuesday, August 12 at 1:30 p.m. PT/ 4:30 p.m. ET in conjunction with its financial results press release.

Webcast Access: https://viavid.webcasts.com/starthere.jsp?ei=1729703&tp_key=5393f7f102

Participant Listening Options by Phone: To access the conference call, please dial 1-877- 407-0752 or +1-201-389-0912, and ask to be joined into the ALX Oncology Second Quarter 2025 Financial Results Conference Call.

Another option for instant telephone access to the event is to use the Call me™ link below: https://callme.viavid.com/viavid/?callme=true&passcode=13755276&h=true&info=company&r=true&B=6

Second Quarter 2025 Financial Results

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Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments as of June 30, 2025, were $83.5 million. The Company believes its cash, cash equivalents and investments are sufficient to fund planned operations into Q1 of 2027.
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Research and Development (“R&D”) Expenses: R&D expenses consist primarily of preclinical, clinical and development costs related to the development of the Company’s current lead product candidate, evorpacept, and R&D personnel-related expenses including stock-based compensation. R&D expenses for the three months ended June 30, 2025, were $18.0 million compared to $34.7 million for the prior-year period or a decrease of $16.6 million. This decrease was primarily attributable to a decrease of $8.5 million in clinical and development costs primarily due to less manufacturing of clinical trial materials to support active clinical trials for our lead product candidate, evorpacept, a decrease of $4.1 million in stock-based compensation expense, and a decrease of $2.1 million in personnel and related costs, and a decrease of $1.7 million in preclinical costs due to pipeline prioritization strategy.
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General and Administrative (“G&A”) Expenses: G&A expenses consist primarily of administrative personnel-related expenses, including stock-based compensation and other costs such as legal and other professional fees, patent filing and maintenance fees, and insurance. G&A expenses for the three months ended June 30, 2025, were $5.5 million compared to $6.9 million for the prior year period or a decrease of $1.4 million. This decrease was primarily attributable to a decrease in stock-based compensation expense.
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Net loss: GAAP net loss was ($25.9) million for the three months ended June 30, 2025, or ($0.49) per basic and diluted share, as compared to a GAAP net loss of ($39.4) million for the three months ended June 30, 2024, or ($0.76) per basic and diluted share. The lower net loss is primarily attributed to lower R&D expenses, partially offset by a $3.2 million long-lived asset impairment charge recorded in the three months ended June 30, 2025 related to leased lab space following the workforce reduction in preclinical research announced in March 2025. Non-GAAP net loss was ($23.7) million for the three months ended June 30, 2025, as compared to a non-GAAP net loss of ($32.1) million for the three months ended June 30, 2024. A reconciliation of GAAP to non-GAAP financial results can be found at the end of this news release.

About ALX Oncology

ALX Oncology (Nasdaq: ALXO) is a clinical-stage biotechnology company advancing a pipeline of novel therapies designed to treat cancer and extend patients’ lives. ALX Oncology’s lead therapeutic candidate, evorpacept, has demonstrated potential to serve as a cornerstone therapy upon which the future of immuno-oncology can be built. Evorpacept is currently being evaluated across multiple ongoing clinical trials in a wide range of cancer indications. ALX Oncology’s second pipeline candidate, ALX2004, is a novel EGFR-targeted antibody-drug conjugate with a differentiated mechanism of action and is anticipated to enter Phase 1 trials mid-2025. More information is available at www.alxoncology.com and on LinkedIn @ALX Oncology.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include statements regarding future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, regulatory approvals, timing and likelihood of success, plans and objectives of management for future operations, as well as statements regarding industry trends. Such forward-looking statements are based on ALX Oncology’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause ALX Oncology’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described more fully in ALX Oncology’s filings with the Securities and Exchange Commission (“SEC”), including ALX Oncology’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents ALX Oncology files with the SEC from time to time. Except to the extent required by law, ALX Oncology undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

ALX ONCOLOGY HOLDINGS INC.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$18,022	$34,653	$41,910	$66,370
General and administrative	5,451	6,872	13,383	12,917
Impairment charge	3,175	—	3,175	—
Total operating expenses	26,648	41,525	58,468	79,287
Loss from operations	(26,648)	(41,525)	(58,468)	(79,287)
Interest income	1,106	2,563	2,589	5,185
Interest expense	(405)	(429)	(811)	(856)
Other (expense) income, net	(2)	(8)	(13)	(22)
Net loss	$(25,949)	$(39,399)	$(56,703)	$(74,980)
Net loss per share, basic and diluted	$(0.49)	$(0.76)	$(1.05)	$(1.47)
Weighted-average shares of common stock used to compute net loss per shares, basic and diluted	53,445,631	51,831,157	54,031,176	50,969,089

Condensed Consolidated Balance Sheet Data

(unaudited)

(in thousands)

	June 30,	December 31,
	2025	2024
Cash, cash equivalents and investments	$83,546	$131,281
Total assets	$95,320	$147,775
Total liabilities	$30,905	$34,157
Accumulated deficit	$(677,825)	$(621,122)
Total stockholders’ equity	$64,415	$113,618

GAAP to Non-GAAP Reconciliation

(unaudited)

(in thousands)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP net loss, as reported	$(25,949)	$(39,399)	$(56,703)	$(74,980)
Adjustments:
Stock-based compensation expense	2,136	7,252	7,352	14,283
Accretion of term loan discount and issuance costs	69	66	136	130
Total adjustments	2,205	7,318	7,488	14,413
Non-GAAP net loss	$(23,744)	$(32,081)	$(49,215)	$(60,567)

Use of Non-GAAP Financial Measures

We supplement our consolidated financial statements presented on a GAAP basis by providing additional measures which may be considered “non-GAAP” financial measures under applicable SEC rules. We believe that the disclosure of these non-GAAP financial measures provides our investors with additional information that reflects the amounts and financial basis upon which our management assesses and operates our business. These non-GAAP financial measures are not in accordance with generally accepted accounting principles and should not be viewed in isolation or as a substitute for reported, or GAAP, net loss, and are not a substitute for, or superior to, measures of financial performance performed in conformity with GAAP.

“Non-GAAP net loss” is not based on any standardized methodology prescribed by GAAP and represents GAAP net loss adjusted to exclude stock-based compensation expense and accretion of term loan discount and issuance costs. Non-GAAP financial measures used by ALX Oncology may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

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Investor Relations Contact:

Elhan Webb, CFA, IR Consultant

ewebb@alxoncology.com

Media Contact:

Audra Friis, Sam Brown LLC

audrafriis@sambrown.com

(917) 519-9577